          As filed with the Securities and Exchange Commission on April 24, 2002
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 LANDACORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

            DELAWARE                                      7379                                     94-3346710
(STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)


                            4151 ASHFORD DUNWOODY RD.
                                    SUITE 505
                                ATLANTA, GA 30319
                                 (404) 531-9956
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

      Capitated Disease Management Services, Inc. Stock Compensation Program
           (including the Incentive Stock Option Plan, the Supplemental
             Stock Option Plan, the Stock Appreciation Rights Plan,
              the Performance Share Plan, and the Stock Bonus Plan)
                             (FULL TITLE OF THE PLAN)

                                ---------------

                                 EUGENE MILLER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 LANDACORP, INC.
                            4151 ASHFORD DUNWOODY RD.
                                    SUITE 505
                                ATLANTA, GA 30319
                                 (404) 531-9956

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                   Copies to:
                             MARTIN J. WATERS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94301
                                 (650) 493-9300

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE PER         PROPOSED MAXIMUM         AMOUNT OF
                 REGISTERED                      REGISTERED             SHARE            AGGREGATE OFFERING PRICE   REGISTRATION
                                                                                                                       FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Options granted under
the Capitated Disease Management Services, Inc.
Stock Compensation Program (including the
Incentive Stock Option Plan, the Supplemental
Stock Option Plan, the Stock Appreciation            267,000 shares         $3.19                   $851,730               $78.36
Rights Plan, the Performance Share Plan,             237,171 shares         $1.50                   $355,756               $32.73
and the Stock Bonus Plan)(1)(2).................     331,290 shares         $0.39                   $129,203               $11.89
------------------------------------------------------------------------------------------------------------------------------------



(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933.

(2) Landacorp agreed to assume these options which are now exercisable for Common Stock of Landacorp pursuant to the Agreement and Plan of Merger by and among Landacorp, Inc., CDMS Acquisition Corp., and PatientCentrix, Inc., Michael S. Miele, Christopher C. Synn and James W. Tiepel dated October 31, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus dated February 8, 2000, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on February 9, 2000, excluding the financial statements included therein.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to
          Section 12 of the Exchange Act on February 8, 2000.

     (c) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission on April 28, 2000.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 15, 2000.

     (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

     (f) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2000.

     (g) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Securities and Exchange Commission on November 14, 2000.

     (h) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2000.

     (i) The Registrant's Amended Current Report Form 8-K/A filed with the Securities and Exchange Commission on January 10, 2001.

     (j) The Registrant's Definitive Proxy Statement dated March 7, 2001, filed in connection with the Company's Special Meeting of the Shareholders.

     (k) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

     (l) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001.

     (m) The Registrant's Amended Annual Report on Form 10-K1A filed with the Securities and Exchange Commission on April 30, 2001.

     (n) The Registrant's Quarterly Report file on Form 10-Q for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 15, 2001.

     (o) The Registrant's Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 14, 2001.

     (p) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission.

     (q) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 29, 2002.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law and indemnifies directors and officers for all actions or proceedings arising out of his or her actions arising in such capacity. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant indemnify its directors and officers, and any person acting as director or officer of any corporation, partnership, joint venture trust or other enterprise at the request of the corporation against any expenses, judgements, fines, and amounts paid in settlement from such action incurred related to his or her status or service as an agent of the corporation if he acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the corporation. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any person who is or was an Agent of the corporation for actions arising as a result of his or her status as such, whether or not the corporation would have the power to indemnify the Agent against such liability under the Bylaws. The corporation indemnifies against expenses actually and reasonably incurred in connection with the defense or settlement of action or suit if he or she acted in good faith.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on April 18, 2002.

                                 LANDACORP, INC.

                             By: /s/ Eugene Miller
                                 ---------------------------
                                 Eugene Miller
                                 President, Chief Executive
                                 Officer, and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene Miller his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                         TITLE                                DATE
         ---------                                         -----                                ----
/s/ Eugene Miller                       Director, President and                            April 18, 2002
--------------------------------        Chief Executive Officer
    Eugene Miller


/s/ Mark Rapoport                       Chief Financial Officer,                           April 18, 2002
--------------------------------        Chief Operating Officer,
    Mark Rapoport                       and Secretary


/s/ Eugene Santa Cattarina              Director                                           April 18, 2002
--------------------------------
    Eugene Santa Cattarina


/s/ Bryan Lang                          Director                                           April 18, 2002
--------------------------------
    Bryan Lang

/s/ Thomas Stephenson                   Chairman of the Board of Directors                 April 18, 2002
--------------------------------
    Thomas Stephenson

/s/ Howard Cox                          Director
--------------------------------
    Howard Cox


/s/ Jerome Grossman                     Director                                           April 18, 2002
--------------------------------
    Jerome Grossman, MD


/s/ Michael Miele                       Director                                           April 18, 2002
--------------------------------
    Michael Miele


                                INDEX TO EXHIBITS

                                                                                                      SEQUENTIALLY
EXHIBIT NUMBER                                    EXHIBIT DOCUMENT                                    NUMBERED PAGE
--------------                                    ----------------                                    -------------
    4.1*           Second Amended and Restated Certificate of Incorporation of Landacorp, Inc.

    4.2**          Certificate of Amendment to the Second Amended and Restated Certificate of
                   Incorporation of Landacorp, Inc.

    4.3*           Bylaws of Registrant.

    4.4            Capitated Disease Management Services, Inc. Stock Compensation Program
                   (including the Incentive Stock Option Plan, the Supplemental Stock
                   Option Plan, the Stock Appreciation Rights Plan, the Performance Share
                   Plan, and the Stock Bonus Plan).

    5.1            Opinion of Wilson Sonsini Goodrich & Rosati,
                   Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant).

   23.1            Consent of PricewaterhouseCoopers LLP (Independent Accountants).

   23.2            Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                   (contained in Exhibit 5.1 hereto).

   24.1**          Power of Attorney (see page II-3).
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* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-87435), effective February 8, 2000.

** Incorporated by reference to the Company's Definitive Proxy Statement dated March 7, 2001.